EXHIBIT 99.2

TRANS UNION LLC

TRANSUNION FINANCING CORPORATION

Solicitation of Consents to the Proposed Amendments to the Indenture

Relating to the $645,000,000 of 11 3/8% Senior Notes due 2018

(CUSIP No. 893342AC9)

Subject to the terms and conditions set forth in this Consent Solicitation Statement (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and in the accompanying consent letter (the “Consent Letter”), Trans Union LLC and TransUnion Financing Corporation (collectively, the “Issuers”) hereby solicit (the “Consent Solicitation”) the consents (the “Consents”) of Holders (as defined below) of the Issuers’ 11 3/8% Senior Notes due 2018 (the “Notes”) to amend (the “Proposed Amendments”) the definitions of “Investors” and “Permitted Holders” contained in the Indenture, dated as of June 15, 2010 (the “Indenture”), among the Issuers, TransUnion Corp., as parent guarantor (the “Parent”), the subsidiary guarantors party thereto, as subsidiary guarantors (the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”), pursuant to which the Notes were issued. Capitalized terms used in this Consent Solicitation Statement that are not otherwise defined herein have the meanings set forth in the Indenture.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on February 27, 2012 (such date and time, as the Issuers may extend from time to time, the “Expiration Time”). The Issuers may, in their sole discretion, terminate, extend or amend the Consent Solicitation at any time. Trans Union LLC will make a cash payment (the “Consent Payment”) of $2.50 per $1,000 in aggregate principal amount of Notes held by each Holder as of the Record Date (as defined below) who has validly delivered a duly executed consent (the “Consent”) at or prior to the Expiration Time and who has not revoked that Consent in accordance with the procedures described herein if the conditions set forth herein under “The Consent Solicitation—Conditions of the Consent Solicitation” have been satisfied or, where possible, waived.

The Issuers anticipate that, promptly after receipt of the Requisite Consents (as defined herein) at or prior to the Expiration Time, the Issuers will give notice to the Trustee that the Requisite Consents have been obtained and the Issuers, the Parent, the Subsidiary Guarantors and the Trustee will execute a supplemental indenture (the “Supplemental Indenture”) to the Indenture (such time, the “Effective Time”). Holders should note that the Effective Time may fall prior to the Expiration Time and Holders will not be given prior notice of such Effective Time. Holders will not be able to revoke their Consents after the Effective Time.

On February 17, 2012, Parent entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Spartan Parent Holdings Inc. and Spartan Acquisition Sub Inc. (“Merger Sub”), which are owned by certain funds affiliated with Advent International Corporation and its Affiliates and Goldman Sachs Capital Partners and its Affiliates (collectively, the “New Sponsors”), pursuant to which Merger Sub will merge with and into Parent, with Parent continuing as the surviving entity (the “Merger”). Following the Merger, the New Sponsors will indirectly control Parent, together with its direct and indirect Subsidiaries (collectively, “we”, “us” or “TransUnion”). If the Merger is consummated, a Change of Control (as defined in the Indenture) is expected to occur. If a Change of Control occurs, the Change of Control covenant in the Indenture requires Trans Union LLC to make an offer to each Holder to repurchase all or any part of such Holder’s Notes for 101% of the principal amount thereof plus accrued and unpaid interest with a minimum of 30 days’ notice.

The purpose of the Proposed Amendments is to amend the definition of “Investors” to include the New Sponsors and to modify the definitions of “Investors” and “Permitted Holders” to provide that the pre-Merger Investors and Continuing Shareholders will not constitute Permitted Holders following the consummation of the Merger for purposes of determining whether or not a Change of Control has occurred. As a result of the Proposed Amendments, the Merger will not constitute a “Change of Control” under the Indenture, Trans Union LLC will not be required to make a Change of Control Offer to Holders and Holders will not be entitled to receive any Change of

Control Payment in connection with the Merger. Additionally, by including the New Sponsors as “Investors,” our existing ability to make certain payments to Madison Dearborn Partners, LLC and its Affiliates pursuant to the “Transactions with Affiliates” covenant will apply to the New Sponsors.

Pursuant to the terms of the Supplemental Indenture, the Proposed Amendments will become effective at the Effective Time and shall thereafter bind every Holder. However, if the Merger is not consummated at or prior to 5:30 p.m., New York City time, on April 30, 2012 as such date may be extended pursuant to the Merger Agreement (filed as Exhibit 2.1 to Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission on February 17, 2012) (the “Merger Outside Date”), the Supplemental Indenture provides that the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time. Trans Union LLC’s obligation to make the Consent Payment is contingent upon, among other things, receipt of valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes voting as a single class (the “Requisite Consents”) at or prior to the Expiration Time, the execution and delivery of the Supplemental Indenture and the consummation of the Merger. See “The Consent Solicitation—Conditions of the Consent Solicitation.” The consummation of the Merger is referred to as the “Merger Condition.”

This Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on February 16, 2012 (the “Record Date”) and their duly designated proxies. As of the Record Date, Cede & Co., as nominee for The Depository Trust Company (“DTC”) is the sole holder of record of the Notes. Under the Indenture, only holders of record of the Notes as of the Record Date have rights under the Indenture, including the right to consent to the Proposed Amendments. Accordingly, DTC will issue an “omnibus proxy” authorizing participants in DTC (“DTC Participants” and, together with all other registered holders of Notes as of the Record Date, if any, the “Holders”) as of the Record Date to execute a Consent on behalf of Cede & Co. Holders (including DTC Participants acting under the omnibus proxy) must complete, sign, date and deliver by mail or facsimile to the Information and Tabulation Agent at the address or number set forth on the back cover of this Consent Solicitation Statement (and not validly revoke) valid Consents on or before the Expiration Time in order to receive the Consent Payment. A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation—Consent Procedures” on page 10 for more information.

This Consent Solicitation Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities. This Consent Solicitation Statement describes the Proposed Amendments and the procedures for delivering and revoking Consents. Please read it carefully.

None of the Trustee, the Solicitation Agents or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendments.

Under no circumstances should any Holder tender or deliver Notes.

The Solicitation Agents for the Solicitation are:

Goldman, Sachs & Co.	Deutsche Bank Securities Inc.

February 17, 2012

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Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Issuers become aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Issuers will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Issuers cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of) Holders in such state or foreign jurisdiction.

The Consent Solicitation is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent.

No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Issuers. The delivery of this Consent Solicitation Statement shall not under any circumstances create any implication that the information set forth herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in the affairs of TransUnion since the date of this Consent Solicitation Statement.

IMPORTANT INFORMATION

Holders who wish to deliver a Consent should complete, sign and date the Consent Letter included herewith (or a facsimile thereof) in accordance with the instructions therein, have its signature thereon guaranteed, if required, and mail or deliver it and any other required documents to the Information and Tabulation Agent at its address set forth on the back cover hereof for receipt at or prior to the Expiration Time.

Only holders of record as of the Record Date and DTC Participants acting under the omnibus proxy may execute Consents. The Issuers anticipate executing the Supplemental Indenture promptly after receipt of the Requisite Consents. Any beneficial owner of Notes who desires to deliver a Consent with respect to such Notes but who is not a Holder of record of such Notes as of the Record Date or a DTC Participant acting under the omnibus proxy (including any beneficial owner holding through a broker, dealer, commercial bank, trust company or other nominee) must arrange with the person who is such a Holder of record to execute and deliver a Consent on behalf of such beneficial owner.

Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement, the Consent Letter or related documents may be directed to the Information and Tabulation Agent at its address and telephone number set forth on the back cover hereof. A Holder may also contact the Solicitation Agents at their telephone numbers set forth on the back cover hereof or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Consent Letters should be sent to the Information and Tabulation Agent at the address set forth on the back cover of this Consent Solicitation Statement and on the Consent Letter in accordance with the instructions set forth therein.

Holders of Notes should not deliver Consents to the Issuers, the Trustee or the Solicitation Agents at any time.

Under no circumstances should any Holder tender or deliver Notes.

Neither this Consent Solicitation Statement nor the Consent Letter nor any related documents have been approved or reviewed by the Securities and Exchange Commission (the “SEC”) or any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of this Consent Solicitation Statement or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

ii

SUMMARY

This Consent Solicitation Statement contains important information that should be read carefully before any decision is made with respect to the Consent Solicitation. The following summary is not intended to be complete. Holders are urged to read the more detailed information set forth elsewhere in this Consent Solicitation Statement. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Consent Solicitation Statement.

The following is a summary of certain terms of the Consent Solicitation:

Issuers	Trans Union LLC and TransUnion Financing Corporation.

The Notes	11 3/8% Senior Notes due 2018 (CUSIP No. 893342AC9), of which $645 million in aggregate principal amount is outstanding as of the date hereof.

Proposed Amendments	The purpose of the Proposed Amendments is to amend the definition of “Investors” to include the New Sponsors and to modify the definitions of “Investors” and “Permitted Holders” to provide that the pre-Merger Investors and Continuing Shareholders will not constitute Permitted Holders following the consummation of the Merger for purposes of determining whether or not a Change of Control has occurred. As a result of the Proposed Amendments, the Merger will not constitute a “Change of Control” under the Indenture, Trans Union LLC will not be required to make a Change of Control Offer to Holders and Holders will not be entitled to receive any Change of Control Payment in connection with the Merger. Additionally, by including the New Sponsors as “Investors,” our existing ability to make certain payments to Madison Dearborn Partners, LLC and its Affiliates pursuant to the “Transactions with Affiliates” covenant will apply to the New Sponsors. Pursuant to the terms of the Supplemental Indenture, the Proposed Amendments will become effective at the Effective Time and shall thereafter bind every Holder, but if the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date, the Supplemental Indenture provides that the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time.

Consent Payment	Trans Union LLC will make cash payments to Holders of the Notes as of the Record Date whose Consent has been validly delivered (and not validly revoked) at or prior to the Expiration Time (each a “Consenting Holder” and collectively, the “Consenting Holders”) equal to $2.50 per $1,000 in aggregate principal amount of Notes held by such Holder as of the Record Date, which payment Trans Union LLC expects to make on or promptly after consummation of the Merger. No accrued interest will be paid on the Consent Payment. No Consent Payments will be made, and the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time, if the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date.

Record Date	February 16, 2012.

Expiration Time

The Consent Solicitation will expire at 5:00 p.m., New York City time, on February 27, 2012, unless extended. Holders must deliver their Consents to the Proposed Amendments to the Information and Tabulation Agent on or before the Expiration Time, and not revoke them, to be eligible to receive the Consent Payment.

The Issuers reserve the right to:

•       extend the Expiration Time, from time to time, until the Requisite Consents for the Proposed Amendments have been obtained;

•       waive in whole or in part any conditions to the Consent Solicitation;

•       terminate the Consent Solicitation at any time, whether or not the Requisite Consents have been received; and

•       amend the Consent Solicitation at any time, whether or not the Requisite Consents have been received.

Effective Time	The Effective Time will occur promptly after receipt of the Requisite Consents when the Issuers, the Parent, the Subsidiary Guarantors and the Trustee execute the Supplemental Indenture. Holders should note that the Effective Time may fall prior to the Expiration Time and Holders will not be given prior notice of such Effective Time. Holders will not be able to revoke their Consents after the Effective Time.

Payment Date	Expected to be on or promptly after the consummation of the Merger, or such earlier date after the Expiration Time as determined by the Issuers in their sole discretion.

Eligibility for Consent Payment

Holders of Notes whose Consents are validly delivered (and not validly revoked) at or prior to the Expiration Time will be eligible to receive the Consent Payment. The Consent Payment will not be made if:

•       the Requisite Consents are not received prior to the Expiration Time;

•       the Consent Solicitation is terminated prior to the receipt of the Requisite Consents;

•       the Supplemental Indenture is not executed or does not otherwise become effective for any reason;

•       the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date; or

•       the payment of any Consent Payment is prohibited by any law, regulation or proceeding.

Requisite Consents	Holders must validly deliver (and not validly revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes voting as a single class to approve the Proposed Amendments.

Consequences to Non-Consenting Holders	If the Requisite Consents are obtained and the Consent Payment is paid, non-consenting Holders will be bound by the Supplemental Indenture but will not be entitled to receive the Consent Payment.

Procedure for Delivery of Consents	Consents must be delivered by mail or facsimile to the Information and Tabulation Agent at the address or number set forth on the back cover page of this Consent Solicitation Statement on or before the Expiration Time. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date to execute Consents. Only registered owners of Notes as of the Record Date or their duly designated proxies, including DTC Participants, are eligible to consent to the Proposed Amendments and receive the Consent Payment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes to deliver a Consent must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf. See “The Consent Solicitation—Consent Procedures.”

Revocation of Consents	Consents may be revoked at any time prior to the execution of the Supplemental Indenture by Holders of record on the Record Date. The Issuers, the Parent and the Subsidiary Guarantors anticipate executing the Supplemental Indenture promptly after receipt of the Requisite Consents. See “The Consent Solicitation—Revocation of Consent.”

Certain United States Federal Income Tax Considerations	For a discussion of certain United States income tax consequences of the Consent Solicitation to beneficial owners of the Notes, see “Certain United States Federal Income Tax Considerations.”

Solicitation Agents	Goldman, Sachs & Co. and Deutsche Bank Securities Inc. are serving as the Solicitation Agents in connection with the Consent Solicitation. The address and telephone numbers of the Solicitation Agents appear on the back cover of this Consent Solicitation Statement.

Information and Tabulation Agent	MacKenzie Partners, Inc. is serving as the Information and Tabulation Agent in connection with the Consent Solicitation.

Trustee	Wells Fargo Bank, National Association.

Further Information

Questions concerning the terms of the Consent Solicitation should be directed to the Solicitation Agents at the addresses or telephone numbers set forth on the back cover page of this Consent Solicitation Statement.

Questions concerning Consent procedures and requests for copies of the Supplemental Indenture should be directed to the Information and Tabulation Agent at its address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

INFORMATION ABOUT TRANSUNION

TransUnion is a leading global provider of information and risk management solutions. TransUnion provides these solutions to businesses across multiple industries and to individual consumers. Its technology and services enable businesses to make more timely and informed credit granting, risk management, underwriting, fraud protection and customer acquisition decisions by delivering high quality data, and by integrating advanced analytics and enhanced decision-making capabilities. Its interactive website provides consumers with real-time access to their personal credit information and analytical tools that help them understand and proactively manage their personal finances. Over a million unique consumers visit TransUnion’s website each month. TransUnion has operations in the United States, Africa, Canada, Latin America, Asia Pacific and India and provides services in 25 countries. Since TransUnion’s founding in 1968, TransUnion has built a stable and highly diversified customer base of approximately 45,000 businesses in multiple industries, including financial services, insurance, healthcare, automotive, retail and communications.

PURPOSE AND EFFECTS OF THE CONSENT SOLICITATION

Background

On February 17, 2012, Parent entered into the Merger Agreement with Spartan Parent Holdings Inc. and Merger Sub, which are owned by the New Sponsors, pursuant to which Merger Sub will merge with and into Parent, with Parent continuing as the surviving entity. Following the Merger, the New Sponsors will indirectly control us. If the Merger is consummated, a Change of Control (as defined in the Indenture) is expected to occur. The Indenture would then require Trans Union LLC to make an offer to each Holder to repurchase all or any part of such Holder’s Notes for 101% of the principal amount thereof plus accrued and unpaid interest.

Purpose and Effects

The purpose of the Proposed Amendments is to amend the definition of “Investors” to include the New Sponsors and to modify the definitions of “Investors” and “Permitted Holders” to provide that the pre-Merger Investors and Continuing Shareholders following the consummation of the Merger will not constitute Permitted Holders for purposes of determining whether or not a Change of Control has occurred. As a result of the Proposed Amendments, the Merger will not constitute a “Change of Control” under the Indenture, Trans Union LLC will not be required to make a Change of Control Offer to Holders and Holders will not be entitled to receive any Change of Control Payment in connection with the Merger. Additionally, by including the New Sponsors as “Investors,” our existing ability to make certain payments to Madison Dearborn Partners, LLC and its Affiliates pursuant to the “Transactions with Affiliates” covenant will apply to the New Sponsors.

Additional Information about the Merger and the Effects of the Merger

Under the terms of the Merger Agreement, the Merger must be consummated no later than the Merger Outside Date. Subject to the Merger Outside Date, the Merger will be required to be consummated once the conditions precedent to consummation set forth in the Merger Agreement are satisfied. Accordingly, the Merger may be consummated (and required to be consummated) at any time before the Merger Outside Date once such closing conditions are satisfied.

The most important closing conditions that are not within our control are the expiration or termination of certain waiting periods, or the receipt of clearance, as required, under applicable competition laws. There can be no certainty as to the date on which such conditions or the other closing conditions set forth in the Merger Agreement will be satisfied, whether they will be satisfied at all or whether, even if all the closing conditions are satisfied, the Merger will ultimately be consummated. However, based on the information currently available to us and subject to the satisfaction of the closing conditions described above, we expect that the Merger will be consummated during the late first quarter or early second quarter of 2012. We cannot assure you, however, that the Merger will be consummated within that time period or at all.

While we do not expect the Merger to materially increase our total leverage, following the Merger, the Issuers’ new indirect parent intends to incur up to approximately $600 million of PIK/toggle indebtedness with a maturity in 2018 and first call date in 2014, which is consistent with the maturity and call schedule of the Notes.

While we will not guarantee or otherwise be obligated on this parent company indebtedness, cash interest payments on this indebtedness will be required to be funded with cash proceeds from dividends or other distributions from Trans Union LLC and its subsidiaries to the extent Trans Union LLC and its subsidiaries are permitted to pay such dividends under, among other things, applicable corporate laws, our senior credit agreement and the indenture governing the Notes, with specified adjustments (such amount being the “Applicable Amount”). Specifically, it is expected that the indirect parent company will be required to pay 100%, 75%, 50% or 0% of accrued interest in cash, and the balance by issuing additional indebtedness, if the Applicable Amount on the fifteenth day prior to any interest period is sufficient to satisfy such cash payment, regardless of whether Trans Union LLC and its subsidiaries have sufficient funds to actually make such a dividend or distribution. Dividends or distributions from Trans Union LLC and its subsidiaries to the new indirect parent company will reduce the liquidity of Trans Union LLC and its subsidiaries and could force Trans Union LLC and its subsidiaries to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or to restructure or refinance the indebtedness of Trans Union LLC and its subsidiaries.

None of the Trustee, the Solicitation Agents or the Information and Tabulation Agent makes any recommendation as to whether or not Holders should provide Consents to the Proposed Amendments.

THE PROPOSED AMENDMENTS

Set forth below is the provision of the Indenture that would be amended by the Proposed Amendments. The following is qualified in its entirety by reference to the form of the Supplemental Indenture. The form of the Supplemental Indenture (which may be modified or supplemented prior to the execution thereof in a manner that would not require additional consents under the Indenture) to implement the Proposed Amendments contemplated hereby is attached hereto as Annex I. Capitalized terms not otherwise defined in this Consent Solicitation Statement have the meanings assigned to them in the Indenture.

General

Regardless of whether the Proposed Amendments become effective, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes included in the Proposed Amendments will not alter the Issuers’ obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes.

If Requisite Consents are obtained, the Proposed Amendments will be effected by execution of the Supplemental Indenture by the Issuers, the Parent, the Subsidiary Guarantors and the Trustee at the Effective Time. Pursuant to the terms of the Supplemental Indenture, the Proposed Amendments will become effective at the Effective Time and shall thereafter bind every Holder, but if the Merger is not consummated on or prior to the Merger Outside Date, the Supplemental Indenture provides that the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time.

The Proposed Amendments

If the Proposed Amendments are adopted, the definition of “Investors” in Section 1.01 of the Indenture will be deleted in its entirety and replaced with the following:

“Investors” means (i) Madison Dearborn Partners, LLC and its Affiliates (but excluding, however, any of their portfolio companies), (ii) funds affiliated with Advent International Corporation and their Affiliates (but excluding, however, any of their portfolio companies) (the “Advent Investors”) and (iii) GS Capital VI Fund, LP and its Affiliates (but excluding, however, any of their portfolio companies) (the “GS Investors” and, together with the Advent Investors, the “New Sponsors”); provided, that, only for the purposes of determining whether a Change of Control has occurred at any time following the date on which the New Sponsors, collectively, acquire control of 50% or more of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Trans Union LLC, Madison Dearborn Partners, LLC and its Affiliates shall be excluded from this definition of “Investors.”

If the Proposed Amendments are adopted, the definition of “Permitted Holders” in Section 1.01 of the Indenture will be deleted in its entirety and replaced with the following:

“Permitted Holders” means each of the Investors, the Continuing Shareholders and members of management of Trans Union LLC (or its direct or indirect parents, including Parent) who are holders of Equity Interests of Trans Union LLC (or any of its direct or indirect parents, including Parent) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Continuing Shareholders and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parents, including Parent; provided, further, that, only for the purposes of determining whether a Change of Control has occurred at any time following the date on which the New Sponsors, collectively, acquire control of 50% or more of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Trans Union LLC, the Continuing Shareholders shall be excluded from this definition of “Permitted Holders.”

The Effect of the Proposed Amendments

Under the Indenture, upon a Change of Control, each Holder has the right to require the Issuers to repurchase all or any of such Holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, as provided in the Indenture.

The Indenture defines Change of Control as, among other things, the acquisition by any person, other than one or more Permitted Holders (which term is defined in the Indenture to include the Investors), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership, of 50% or more of the total voting power of the capital stock or membership interests of Trans Union LLC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the membership interests of Trans Union LLC.

Under the Proposed Amendments, the definition of “Investors” will be amended to include the New Sponsors and the definitions of “Investors” and “Permitted Holders” will be modified to provide that the pre-Merger Investors and Continuing Shareholders will not constitute Permitted Holders following the consummation of the Merger for purposes of determining whether or not a Change of Control has occurred. The Proposed Amendments would allow the New Sponsors to acquire control of TransUnion in the Merger without triggering a “Change of Control” as defined in the Indenture.

The Proposed Amendments will not effect any change to a Holder’s right to cause the Issuers to repurchase the Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest as provided in the Indenture, upon the consummation of a Change of Control in the future (although, for the avoidance of doubt, the Merger would not result in a Change of Control).

THE CONSENT SOLICITATION

General

The Issuers are seeking consents from Holders of at least a majority in principal amount of all outstanding Notes not owned by the Issuers or one of their affiliates voting as a single class to the Proposed Amendments to the Indenture. See “The Proposed Amendments.”

Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes or the Guarantors’ obligations under their respective Guarantees.

Promptly after receipt of the Requisite Consents, the Issuers, the Parent and the Subsidiary Guarantors will execute the Supplemental Indenture with the Trustee to give effect to the Proposed Amendments. If Consents relating to any Notes either are not properly delivered or are subsequently validly revoked and not properly redelivered at or prior to the Expiration Time, Holders of such Notes will not receive the Consent Payment even though the Proposed Amendments relating to such Notes will be effective as to all Notes. Holders should note that the Effective Time may fall prior to the Expiration Time and Holders will not be given prior notice of such Effective Time. Holders will not be able to revoke their Consents after the Effective Time.

If the Merger is not consummated on or prior to the Merger Outside Date, the Supplemental Indenture provides that the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time. Trans Union LLC’s obligation to make the Consent Payment is contingent upon, among other things, receipt of Requisite Consents at or prior to the Expiration Time, the execution and delivery of the Supplemental Indenture and the consummation of the Merger as described herein. See “—Conditions of the Consent Solicitation.” No Consent Payments will be made, and the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time, if the Merger is not consummated at or prior to 5:30 p.m., New York City time, on the Merger Outside Date.

The Issuers will be deemed to have accepted the Consents if, as and when the Issuers, the Parent and the Subsidiary Guarantors execute the Supplemental Indenture. Thereafter, all Holders, including non-consenting Holders, and all subsequent Holders of Notes will be bound by the Proposed Amendments. Whether or not the Requisite Consents are received, if the Consent Solicitation is terminated for any reason before the Expiration Time, or the conditions thereto are neither satisfied nor waived, the Consents will be voided.

The Issuers have retained Goldman, Sachs & Co. and Deutsche Bank Securities Inc. as the Solicitation Agents.

During or after the Consent Solicitation, the Solicitation Agents, TransUnion and any of their respective affiliates may purchase Notes in the open market, in privately negotiated transactions, through tender or exchange offers or otherwise. Any future purchases will depend on various factors at that time and may be material.

Requisite Consents

Holders must validly deliver (and not validly revoke) Consents in respect of a majority in aggregate principal amount of all outstanding Notes voting as a single class to approve the Proposed Amendments. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes is $645 million. Consents may be validly revoked at any time prior to the Effective Time but not thereafter.

The failure of a Holder to deliver a Consent will have the same effect as if such Holder had voted “Against” the Proposed Amendments.

Record Date

The Record Date for the purpose of this Consent Solicitation Statement is 5:00 p.m., New York City time, on February 16, 2012. The Issuers reserve the right to establish from time to time by press release or written notice any new date as such Record Date with respect to the Notes, and thereupon any such new date will be the Record Date for purposes of the Consent Solicitation. This Consent Solicitation Statement and the Consent Letter are being sent to all Holders of record on the Record Date as the Issuers are reasonably able to identify.

Consent Payments

Trans Union LLC will make cash payments to Consenting Holders equal to $2.50 per $1,000 in aggregate principal amount of Notes held by such Holder as of the Record Date, which payment the Issuers expect to make on or promptly after consummation of the Merger.

The Consent Payment will not be made if:

•	the Requisite Consents are not received prior to the Expiration Time;

•	the Consent Solicitation is terminated prior to the receipt of the Requisite Consents;

•	the Supplemental Indenture is not executed or does not otherwise become effective for any reason;

•	the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date; or

•	the payment of any Consent Payment is prohibited by any law, regulation or proceeding.

No accrued interest will be paid on the Consent Payment. The Issuers, the Parent and the Subsidiary Guarantors expect to execute the Supplemental Indenture promptly after receipt of the Requisite Consents, but the Consent Payment will not be made until on or promptly after the consummation of the Merger. The Information and Tabulation Agent will act as agent for the Consenting Holders for the purpose of receiving payments from the Issuers and transmitting such payments to the Consenting Holders.

Notwithstanding any subsequent transfer of its Notes, any Holder whose Consent has been validly delivered (and not validly revoked) at or prior to the Expiration Time will be eligible to receive the Consent Payment, if any, payable in respect of such Notes. Any subsequent transferees of Notes of such Holders, and any Holders (or their transferees) who do not timely deliver (or who validly revoke) a valid Consent, will not be entitled to receive the Consent Payment, even if the Proposed Amendments become effective and, as a result, become binding on them. A beneficial owner of an interest in Notes held in an account of a DTC Participant must properly instruct such DTC Participant, as the Holder of such Notes, to cause Consents to be given in respect of such Notes on or before the Expiration Time. See “—Consent Procedures.”

Expiration Time; Extensions

The Consent Solicitation will be open until 5:00 p.m., New York City time, on February 27, 2012, unless earlier terminated or extended by the Issuers in their sole discretion. The Issuers anticipate executing the Supplemental Indenture promptly after receipt of the Requisite Consents. Holders should note that the Effective Time may fall prior to the Expiration Time and Holders will not be given prior notice of such Effective Time. Consents may not be revoked after the Effective Time. The Supplemental Indenture provides that it will become effective on the date it is executed by the Issuers, the Parent, the Subsidiary Guarantors and the Trustee.

The Issuers reserve the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consents have been received, by giving written notice to the Holders no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Time. Notice of any such extension shall be given by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Issuers are extending the Consent Solicitation for a specified period of time or on a daily basis.

The Issuers reserve the right to:

•	extend the Expiration Time, from time to time, until the Requisite Consents have been received;

•	waive in whole or in part any conditions to the Consent Solicitation;

•	terminate the Consent Solicitation at any time, whether or not the Requisite Consents have been received; and

•	amend the Consent Solicitation at any time, whether or not the Requisite Consents have been received.

Conditions of the Consent Solicitation

The consummation of the Consent Solicitation (including the payment of the Consent Payment) is conditioned on:

•	the Requisite Consents being received by the Information and Tabulation Agent at or prior to the Expiration Time;

•	the Supplemental Indenture being executed and becoming effective;

•	the Merger Condition being fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date; and

•

the absence of any existing or proposed law or regulation that would, and the absence of any injunction or action or other proceeding (pending or threatened) that (in the case of any action or proceeding, if adversely determined) would, make unlawful or invalid or enjoin or delay the implementation of the Proposed Amendments, the entering into of the Supplemental Indenture or the payment of any Consent Payment or question the legality or validity of any thereof.

The Supplemental Indenture provides that it will become effective on the date it is executed by the Issuers, the Parent, the Subsidiary Guarantors and the Trustee. If the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date, the Supplemental Indenture provides that the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the form in effect prior to the Effective Time. No Consent Payments will be made, and the definitions of “Investors” and “Permitted Investors” in the Indenture shall revert to the form in effect prior to the Effective Time, if the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date.

If the Consent Solicitation is abandoned or terminated for any reason, or if the Merger Condition is not fulfilled at or prior to 5:30 p.m., New York City time, on the Merger Outside Date, the Issuers shall as promptly as practicable give notice thereof to the Holders and the Consents will be voided and no Consent Payment will be paid.

Consent Procedures

The Consent Solicitation is being made to all persons in whose name a Note was registered as of the Record Date. Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) on the Record Date may execute and deliver a Consent Letter. DTC will issue an “omnibus proxy” authorizing the DTC Participants as of the Record Date (as set forth in a securities position listing of DTC as of the Record Date) to execute Consents with respect to those Notes as if those DTC Participants were the holders of record of those Notes as of the Record Date. Accordingly, the Issuers will deem those DTC Participants for purposes hereof to be holders of record of those Notes as of the Record Date, and the Issuers will deem Consents executed by those DTC Participants or their duly appointed proxies with respect to those Notes (or Agent’s Messages transmitted by DTC in lieu thereof, as defined below) to be valid Consents with respect to those Notes. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date.

In order to cause a Consent to be given with respect to Notes held by a Holder, the Holder must complete, sign and date the Consent Letter, and mail or deliver it to the Information and Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement for delivery before the Expiration Time pursuant to the procedures set forth herein and therein. A Consent Letter must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to the Issuers. If Notes to which a Consent Letter relates are held by two or more joint holders, all such holders must sign the Consent Letter. If a signature is by a proxy, trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other holder acting in a fiduciary or representative capacity, such person should so indicate when signing and submit proper evidence satisfactory to the Issuers of such person’s authority so to act. If Notes are registered in different names, separate Consent Letters must be executed covering each form of registration.

In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the Consent Letter and mail or deliver it to the Information and Tabulation Agent at its address or facsimile set forth on the back cover page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.

A beneficial owner of an interest in Notes held through a DTC Participant must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes on such beneficial owner’s behalf.

Giving a Consent will not affect a Holder’s right to sell or transfer the Notes. However, the giving of a Consent will be binding on a transferee. All Consents received by the Information and Tabulation Agent (and not validly revoked) on or before the Expiration Time will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Effective Time by following the procedures set forth under “Revocation of Consents” below.

Holders who wish to deliver their Consent should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) for delivery prior to the Expiration Time their properly completed and duly executed Consent Letters to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover page hereof and on the Consent Letter in accordance with the instructions set forth herein and therein.

Consents should be delivered to the Information and Tabulation Agent. Delivery to the Issuers, the Trustee, the Solicitation Agents or DTC does not constitute delivery to the Information and Tabulation Agent. However, the Issuers reserve the right to accept any Consent received by the Issuers, the Trustee, the Solicitation Agents or DTC.

Holders should not tender or deliver their Notes at any time.

If a Consent relates to less than the aggregate principal amount of Notes that such Holder holds directly or through DTC, the Holder must list the series and principal amount of Notes that such Holder holds to which the Consent relates. If no aggregate principal amount of the Notes as to which a Consent is delivered is specified but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendments with respect to the entire aggregate principal amount of Notes that such Holder holds directly or through DTC.

The registered ownership of a Note as of the Record Date shall be proved by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the Consent procedures will be determined by the Issuers in their sole discretion, which determination will be conclusive and binding. The Issuers reserve the right to reject any or all

Consents that are not in proper form or the acceptance of which could, in the Issuers or their counsel’s opinion, be unlawful. The Issuers also reserve the right to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Issuers determine.

None of the Issuers, any of its affiliates, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any other person shall be under any duty to give any notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Issuers’ interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consent

Each properly completed and executed Consent Letter will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

The Indenture provides that, prior to the execution of the Supplemental Indenture, any Holder may revoke any Consent given as to its Notes or any portion of such Notes. The Issuers anticipate executing the Supplemental Indenture promptly after receipt of the Requisite Consents. Only a Holder on the Record Date may deliver a Consent or revoke any Consent previously delivered by such Holder. Any person or entity that becomes a holder of the Notes after the Record Date will not have the authority to deliver a Consent to the Proposed Amendments or to revoke any Consent previously delivered by a Holder relating to the Notes held by the subsequent holder. A Holder desiring to revoke a Consent must, at or prior to the Effective Time, deliver to the Information and Tabulation Agent at the address or facsimile number set forth on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

A revocation must be executed in the name appearing on the consent to which the revocation relates, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to the Issuers. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of the Consent Solicitation Statement. Only a Holder of Notes is entitled to revoke a Consent previously given by such Holder of Notes. A beneficial owner who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Information and Tabulation Agent on such beneficial owner’s behalf, or to such beneficial owner for forwarding to the Information and Tabulation Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

A Holder who has delivered a revocation at any time prior to the Effective Time may thereafter deliver a new Consent in accordance with the procedures described in this Consent Solicitation Statement.

Prior to the execution of the Supplemental Indenture, the Issuers intend to consult with the Information and Tabulation Agent and the Solicitation Agents to determine whether the Information and Tabulation Agent has received any revocations of Consents. The Issuers reserve the right to contest the validity of any revocation, and all questions as to the validity (including time of receipt) of any revocation will be determined by the Issuers in their sole discretion, which determination will be conclusive and binding. None of the Issuers, any of their affiliates, the Trustee, the Solicitation Agents, the Information and Tabulation Agent or any other person shall be under any duty to give any notification of any such defects or irregularities, nor shall any of them incur any liability for failure to give such notification.

Solicitation Agents, Information and Tabulation Agent

The Issuers have retained Goldman, Sachs & Co. and Deutsche Bank Securities Inc. as Solicitation Agents and MacKenzie Partners, Inc. to act as Information and Tabulation Agent in connection with the Consent Solicitation. In their capacity as Solicitation Agents, Goldman, Sachs & Co. and/or Deutsche Bank Securities Inc. may contact Holders regarding the Consent Solicitation and may request brokers, dealers and other nominees to forward this Consent Solicitation Statement and related materials to beneficial owners of Notes. The Information and Tabulation Agent will be responsible for collecting Consents. In addition, the Information and Tabulation Agent will act as agent for the Holders giving Consents for the purpose of receiving the Consent Payment from the Issuers and then transmitting payment to such Holders. The Solicitation Agents and the Information and Tabulation Agent will receive a customary fee for such services and reimbursement of their reasonable out-of-pocket expenses from the Issuers. The Issuers have agreed to indemnify the Solicitation Agents and the Information and Tabulation Agent against certain liabilities. Each of the Solicitation Agents and their respective affiliates, from time to time, have provided various financial advisory and other services for TransUnion and its affiliates for which they received customary fees, commissions or other remuneration. In addition, one of the Solicitation Agents, Goldman, Sachs & Co., is an affiliate of Goldman Sachs Capital Partners, one of the New Sponsors.

The Solicitation Agents and the Information and Tabulation Agent do not assume any responsibility for the accuracy or completeness of the information contained or incorporated by reference in this Consent Solicitation Statement or any failure by the Issuers to disclose events that may have occurred and may affect the significance or accuracy of such information.

Requests for assistance in filling out and delivering Consents may be directed to the Information and Tabulation Agent at its address and telephone numbers set forth on the back cover of this Consent Solicitation Statement. Questions concerning Consent procedures and requests for copies of the Supplemental Indenture or additional copies of this Consent Solicitation Statement or the Consent Letter should be directed to the Information and Tabulation Agent at its address or telephone numbers set forth on the back cover of this Consent Solicitation Statement.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material United States federal income tax consequences of the Consent Solicitation and Proposed Amendments to beneficial owners of Notes (“Beneficial Owners”), and is for general information only. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), current Treasury Regulations issued thereunder and judicial and administrative interpretations thereof, each as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. This summary applies only to Notes held as capital assets (within the meaning of section 1221 of the Code), and does not purport to address all aspects of United States federal income taxation that may be relevant to particular Beneficial Owners in light of their individual circumstances and does not address issues which may be specific to Beneficial Owners subject to special treatment under the Code (such as brokers, dealers or traders in securities or foreign currencies, tax-exempt entities, “U.S. Beneficial Owners” (as defined below) that have a functional currency other than the United States dollar, persons subject to the alternative minimum tax, partnerships or other pass-through entities for United States federal income tax purposes, financial institutions, insurance companies, persons who hold the Notes as part of a straddle, conversion transaction, hedge or other integrated investment and certain United States expatriates), nor does it discuss any aspects of United States non-income tax, state, local, estate, gift or non-U.S. tax laws.

If a partnership (or any entity treated as a partnership for United States federal income tax purposes) holds the Notes, the United States federal income tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes should consult their own tax advisors.

Beneficial Owners are urged to consult their own tax advisors regarding the specific United States federal, state, local, estate, gift and non-U.S. income and other tax consequences of the Consent Solicitation and Proposed Amendments.

To comply with Treasury Department Circular 230, you are hereby notified that: (a) any discussion of United States federal tax issues in this Consent Solicitation Statement is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Code; (b) any such discussion is included herein by the Issuers in connection with the promotion or marketing (within the meaning of Circular 230) by the Issuers of the transactions or matters addressed herein; and (c) you should seek advice based on your particular circumstances from an independent tax advisor.

U.S. Beneficial Owners

This discussion addresses the United States federal income tax considerations applicable to a Beneficial Owner who or that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax purposes regardless of its source, or (iv) a trust which (x) is subject to primary supervision by a court within the United States and with respect to which one or more United States persons have the authority to control all substantial decisions or (y) has made a valid election under applicable Treasury Regulations to be treated as a United States person (a “U.S. Beneficial Owner”).

Under United States federal income tax law, certain “significant modifications” to a debt instrument will result in a deemed exchange of the original debt instrument for a new debt instrument. Such a deemed exchange would be a taxable event (unless a non-recognition provision of the Code were to apply). The Issuers believe and intend to take the position that the implementation of the Proposed Amendments and the Consent Payment should not result in a “significant modification” of the Notes and thus should not result in a taxable exchange of the Notes for “new” notes for United States federal income tax purposes. Accordingly, except as set forth in the next paragraph, the Issuers believe that a U.S. Beneficial Owner should not recognize any income, gain or loss in connection with the adoption of the Proposed Amendments and receipt of the Consent Payment.

The United States federal income tax consequences of receipt of the Consent Payment are unclear. In the absence of a published administrative ruling or judicial decision to the contrary with respect to consent fees generally or with respect to the Consent Payment, the Issuers intend to treat the Consent Payment, if any, paid to U.S. Beneficial Owners, for United States federal income tax purposes, as a separate fee for consenting to the Proposed Amendments. If so treated, a U.S. Beneficial Owner would be required to recognize the Consent Payment as ordinary income for United States federal income tax purposes at the time the Consent Payment is received or accrued, in accordance with the U.S. Beneficial Owner’s method of tax accounting. Other treatments of the Consent Payment are possible. For instance, based on a recent Internal Revenue Service (“IRS”) private letter ruling on which the Issuers may not rely, it is possible the Consent Payment may be properly treated first as a payment of unpaid accrued interest (if any) on the Notes, and second as payment of principal on the Notes. U.S. Beneficial Owners should consult their tax advisors regarding the U.S. federal income tax treatment of the Consent Payment.

In general, information reporting requirements will apply to the payment of the Consent Payment to U.S. Beneficial Owners other than certain exempt recipients. A U.S. Beneficial Owner who fails to complete an IRS Form W-9 (included in the Consent Letter) will also generally be subject to backup withholding at the rate of 28% with respect to the receipt of the Consent Payment unless such U.S. Beneficial Owner (i) comes within certain exempt categories and, when required, demonstrates this fact or (ii) otherwise provides a correct taxpayer identification number (“TIN”), certifies that it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a U.S. Beneficial Owner’s tax liability, and a U.S. Beneficial Owner may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

Non-U.S. Beneficial Owners

For purposes of this discussion, “non-U.S. Beneficial Owner” means a Beneficial Owner (other than a partnership for United States federal income tax purposes) that is not a U.S. Beneficial Owner.

Information reporting may apply to the Consent Payment paid to non-U.S. Beneficial Owners. Copies of the information returns reporting such amounts and any withholding also may be made available by the IRS to the tax authorities in the country in which a non-U.S. Beneficial Owner is a resident under the provisions of an applicable income tax treaty or other agreement. In general, backup withholding will not apply to the Consent Payment made to a non-U.S. Beneficial Owner, provided that such non-U.S. Beneficial Owner (i) provides a properly completed IRS Form W-8BEN, Form W-8ECI and/or Form W-8IMY (which can be obtained from the Information and Tabulation Agent or from the IRS website at http://www.irs.gov) or a suitable substitute form attesting to such Beneficial Owner’s non-U.S. status, and the Issuers do not have actual knowledge or reason to know that the non-U.S. Beneficial Owner is a U.S. person or (ii) the non-U.S. Beneficial Owner otherwise establishes an exemption. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a non-U.S. Beneficial Owner’s tax liability, and a non-U.S. Beneficial Owner may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for a refund with the IRS in a timely manner.

Although non-U.S. Beneficial Owners that properly attest as to their non-U.S. status would generally be exempt from backup withholding, they may nevertheless be subject to United States federal withholding tax at a rate of 30%, unless (i) a United States tax treaty either eliminates or reduces such withholding tax with respect to the Consent Payment paid to the non-U.S. Beneficial Owner and the non-U.S. Beneficial Owner provides a properly executed IRS Form W-8 BEN or (ii) the non-U.S. Beneficial Owner is engaged in the conduct of a trade or business in the United States with which the receipt of the Consent Payment is effectively connected and provides a properly executed IRS Form W-8ECI.

Non-U.S. Beneficial Owners are urged to consult their tax advisors regarding the application of U.S. federal income tax withholding, including their eligibility for a withholding tax exemption or reduction and the possibility of filing the appropriate IRS Form W-8, to claim a refund.

The foregoing summary included herein is necessarily for general information only. Beneficial Owners are urged to consult their tax advisors as to the specific consequences to them of the adoption of the Proposed Amendments and receipt of the Consent Payment, including the applicability of United States non-income, state, local, estate, gift and non-U.S. income and other tax laws.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements set forth or incorporated by reference in this Consent Solicitation Statement constitute “forward-looking statements” as that term is defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements include information concerning possible or assumed future results of operations, descriptions of our business plans and strategies and the effect of the Proposed Amendments or the Merger on the Notes or on us. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “estimate,” “target,” “project,” “forecast,” “should,” “could,” “would,” “may,” “will” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at the time such statements were made. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors could affect our actual financial results, results of operations, the Proposed Amendments, the Merger or the Notes, and could cause actual results to differ materially from those expressed in the forward-looking statements. Such factors include, but are not limited to, those set forth under the heading “Risk Factors” in this Consent Solicitation Statement, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and in any report, statement or other information that we incorporate by reference in this Consent Solicitation Statement. You should consider these areas of risk in connection with considering any forward-looking statements that may be made by us generally. The forward-looking statements contained or incorporated by reference in this Consent Solicitation Statement speak only as of the date of this Consent Solicitation Statement or the date of such report, statement or other information incorporated by reference in this Consent Solicitation Statement. Except as may be required by the federal securities laws, we undertake no obligation to publicly release the result of any revisions to these forward-looking statements to reflect events or circumstances after the date of this Consent Solicitation Statement or to reflect the occurrence of unanticipated events.

AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

The Parent currently files reports, statements and other information with the SEC relating to its business, financial condition and other matters, including the Issuers and the Notes. These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We have “incorporated by reference” into this Consent Solicitation Statement certain information Parent has filed, or will file, with the SEC after the date of this Consent Solicitation Statement and prior to termination or expiration of the Consent, as described below. The information we incorporate by reference into this Consent Solicitation Statement is an important part of this Consent Solicitation Statement. Any statement in a document we incorporate by reference into this Consent Solicitation Statement will be considered to be modified or superseded to the extent that a statement contained in this Consent Solicitation Statement or any other subsequently filed document that is incorporated by reference into this Consent Solicitation Statement modifies or supersedes that statement. The modified or superseded statement will not be considered part of this Consent Solicitation Statement except as modified or superseded.

We incorporate by reference into this Consent Solicitation Statement the information contained in the documents listed below, which is considered to be a part of this Consent Solicitation Statement:

•	TransUnion Corp.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011; and

•

all subsequent documents filed by TransUnion Corp. with the SEC pursuant to Section 13 or 15(d) of the Exchange Act after the date of this Consent Solicitation Statement and prior to the expiration, termination or consummation of the Consent Solicitation (other than the portions of those documents not deemed to be filed).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

TransUnion Corp.

555 West Adams Street

Chicago, Illinois 60661

(312) 985-2000

Attn: Investor Relations

Exhibits to these filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this Consent Solicitation Statement.

The Information and Tabulation Agent for the Consent Solicitation is:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Call Toll-Free: (800) 322-2885

Call Collect: (212) 929-5500

Delivery of the completed Consent Letters should be directed to the Information and Tabulation Agent:

By Regular, Registered or Certified Mail; Hand or Overnight Delivery: MacKenzie Partners, Inc. 105 Madison Avenue New York, New York 10016 Attn: Simon Coope	By Facsimile Transmission: 212-929-0308 (for eligible institutions only) To confirm receipt of facsimile by telephone: 800-322-2885

Any questions or requests for assistance or additional copies of this Consent Solicitation Statement may be directed to the Information and Tabulation Agent at the telephone numbers and address set forth above. A Holder of Notes may also contact the Solicitation Agents at their telephone numbers set forth below or such Holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

The Solicitation Agents for the Consent Solicitation are:

Goldman Sachs & Co. Liability Management Group 200 West Street, 7th Floor New York, New York 10282 (800) 828-3182 (toll free) (212) 902-5183 (collect)	Deutsche Bank Securities Inc. Liability Management Group 60 Wall Street New York, New York 10005 (855) 287-1922 (toll free) (212) 250-7527 (collect)

ANNEX I – FORM OF SUPPLEMENTAL INDENTURE

A-1

FIRST SUPPLEMENTAL INDENTURE

First Supplemental Indenture (this “First Supplemental Indenture”), dated as of February [__], 2012, among Trans Union LLC, a Delaware limited liability company (“Trans Union LLC”), TransUnion Financing Corporation, a Delaware corporation (“Co-Issuer”, and together with Trans Union LLC, the “Issuers”), TransUnion Corp., a Delaware corporation (“Parent”), the Subsidiary Guarantors (as defined in the Indenture referred to below and together with Parent, the “Note Guarantors”) listed on the signature pages hereto and Wells Fargo Bank, National Association, as Trustee (as defined in the Indenture).

W I T N E S S E T H

WHEREAS, the Issuers and the Note Guarantors have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 15, 2010, providing for the issuance of an unlimited aggregate principal amount of 11  3/8% Senior Notes due 2018 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuers and the Trustee may amend any provision of the Indenture (other than certain provisions enumerated in Section 9.02 of the Indenture, none of which provisions are implicated hereby) with the written consent of the Holders (as defined in the Indenture) of at least a majority in aggregate principal amount of the then outstanding Notes and execute a supplemental indenture;

WHEREAS, the Company solicited, and has received, consents upon the terms and subject to the conditions set forth in the Consent Solicitation Statement dated February 17, 2012 (the “Consent Solicitation Statement”), from Holders representing at least a majority in aggregate principal amount of its outstanding Notes to the amendments contemplated hereby;

WHEREAS, it is provided in Section 9.04 of the Indenture that a supplemental indenture becomes effective in accordance with its terms and thereafter binds every Holder;

WHEREAS the Issuers desire to execute this First Supplemental Indenture embodying the modifications of the Indenture made and approved as aforesaid and have requested the Trustee to execute this First Supplemental Indenture pursuant to Section 9.06 of the Indenture;

WHEREAS the Board of Directors of the Issuers have authorized the Issuers to enter into this First Supplemental Indenture for the purpose of embodying the modification of the Indenture made and approved as aforesaid; and

WHEREAS the Issuers represent that all acts and things necessary have happened, been done, and been performed, to make this First Supplemental Indenture a valid and binding instrument, in accordance with its terms.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2) Amendments. Section 1.01 of the Indenture is amended as follows:

(a) The definition of “Investors” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Investors” means (i) Madison Dearborn Partners, LLC and its Affiliates (but excluding, however, any of their portfolio companies), (ii) funds affiliated with Advent International Corporation and their Affiliates (but excluding, however, any of their portfolio companies) (the “ Advent Investors”) and (iii) GS Capital VI Fund, LP and its Affiliates (but excluding, however, any of their portfolio companies) (the “GS Investors” and, together with the Advent Investors, the “New Sponsors”) at any time following the date on which the New Sponsors, collectively, acquire control of 50% or more of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Trans Union LLC; provided, that, only for the purposes of determining whether a Change of Control has occurred, Madison Dearborn Partners, LLC and its Affiliates shall be excluded from this definition of “Investors.”

(b) The definition of “Permitted Holders” in Section 1.01 of the Indenture is hereby deleted in its entirety and replaced with the following:

“Permitted Holders” means each of the Investors, the Continuing Shareholders and members of management of Trans Union LLC (or its direct or indirect parents, including Parent) who are holders of Equity Interests of Trans Union LLC (or any of its direct or indirect parents, including Parent) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Continuing Shareholders and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parents, including Parent; provided, further, that, only for the purposes of determining whether a Change of Control has occurred at any time following the date on which the New Sponsors, collectively, acquire control of 50% or more of the total voting power of the Voting Stock of Trans Union LLC or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of Trans Union LLC, the Continuing Shareholders shall be excluded from this definition of “Permitted Holders.”

(3) Effective Date. This First Supplemental Indenture shall become effective on the date hereof.

(4) Reversal. If the Merger Condition, as described in the Consent Solicitation Statement, is not fulfilled at or prior to 5:30 p.m. (New York City time) on the Merger Outside Date, as described in the Consent Solicitation Statement, the definitions of “Investors” and “Permitted Holders” in the Indenture shall revert to the forms in effect prior to the execution of this First Supplemental Indenture and the amendments contemplated by Section 2 hereof shall be of no further effect. The Issuers shall promptly notify the Trustee in writing if the Merger Condition is not fulfilled at or prior to 5:30 p.m. (New York City time) on the Merger Outside Date.

(5) Governing Law. This First Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that application of laws of another jurisdiction would be required thereby.

(6) Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers and the Notes Guarantors.

(9) Ratification of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

(10) Severability. In case any provision in this First Supplemental Indenture, the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(11) Successors. All agreements of the Issuers in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors. All agreements of each Note Guarantor in this First Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

SIGNATURES

Dated as of February [__], 2012
TRANS UNION LLC

By:
Name:
Title:

TRANSUNION FINANCING CORPORATION

By:
Name:
Title:

DIVERSIFIED DATA DEVELOPMENT

            CORPORATION

TRANSUNION HEALTHCARE, LLC

TRANSUNION CORP.

TRANSUNION INTERACTIVE, INC.

TRANSUNION RENTAL SCREENING

            SOLUTIONS, INC.

TRANSUNION TELEDATA LLC

VISIONARY SYSTEMS, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

A-1